UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 19, 2006

DIVERSIFAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20936	13-3637458
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Shennan Zhong Road

PO Box 031-114

Shenzhen, China 518000

Address of principal executive offices

Registrant’s telephone number:  (212) 561-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2006 the Board of Directors of Diversifax, Inc. (“we” or the “Company”) unanimously adopted resolutions to change its fiscal year end from November 30 to December 31. A transition report covering the one-month period ended December 31, 2006 will be filed on Form 10-QSB.

Item 8.01	Other Events

The Company will implement a reverse stock split of our capital stock effective as of the open of trading on Monday, October 23, 2006. As a result of the time necessary to complete the mailing of the Company’s Notice to Stockholders and Information Statement to each of its stockholders in accordance with the rules and regulation promulgated under the Securities Exchange Act of 1934, as amended, the effective date of the reverse stock split will be October 23, 2006, approximately 20 days after the completion of the mailing.

In the reverse stock split each 100 shares of the Company's issued and outstanding common stock will automatically be combined into and become one share of common stock. The reverse stock split will not change the authorized number of shares of Common Stock, and there will be no change in the par value of our Common Stock. Any of our stockholders who, as a result of the reverse split, would hold a fractional share of Common Stock will receive a whole share of Common Stock in lieu of such fractional share. The reverse stock split will reduce the 51,726,200 of shares of Common Stock which we have outstanding on a fully diluted basis immediately prior to the effectiveness of the reverse stock split to approximately 517,262 shares of Common Stock.

Our common stock will begin trading on a split-adjusted basis when trading opens on Monday, October 23, 2006, under the new ticker symbol “DSFX”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 20, 2006

DIVERSIFAX, INC.

By:	/s/ Juxiang Yu
Name: Juxiang Yu
Title: President